                                                                     EXHIBIT 4.9

                          GENENCOR INTERNATIONAL, INC.

                        AMENDMENT NO. 5 TO NOTE AGREEMENT

                                                            As of April 17, 2002

TO EACH OF THE CURRENT NOTEHOLDERS
NAMED IN ANNEX 1 HERETO

Ladies and Gentlemen:

      GENENCOR INTERNATIONAL, INC. (hereinafter, the "COMPANY"), together with its successors and assigns, agrees with you as follows:

1.    PRELIMINARY STATEMENTS

      1.1   NOTE ISSUANCE, ETC.

      The Company issued and sold S140,000,000 aggregate principal amount of its 6.82% Senior Notes due March 30, 2006 (as may be amended, restated or otherwise modified from time to time, the "NOTES") pursuant to a Note Agreement dated March 28, 1996 and entered into by and among the Company and each of the Purchasers listed in Annex 1 attached thereto (as amended by previously executed Amendment Agreements including Amendment No. 4 to Note Agreement dated as of October l, 2000, and in effect immediately prior to giving effect to the Amendments provided for by this Amendment No. 5 to Note Agreement (this "AMENDMENT AGREEMENT"), the "EXISTING NOTE AGREEMENT", and as amended by this Amendment Agreement, the "NOTE AGREEMENT"). The register for the registration and transfer of the Notes indicates that the Persons named in Annex 1 hereto (collectively, the "CURRENT NOTEHOLDERS") are currently the holders of the entire outstanding principal amount of the Notes.

      1.2   FINNSUGAR STARCH ENZYMES U.S., INC.

      As a condition to the Current Noteholders entering into Amendment No. 2 to Note Agreement dated as of December 31, 1996, Finnsugar Starch Enzymes U.S., Inc. ("FINNSUGAR") executed and delivered an Amended and Restated Guaranty dated December 31, 1996 in favor of each of the Current Noteholders. On December 18, 2000, Finnsugar transferred all of its assets and liabilities to the Company and dissolved.

      1.3   ENZYME BIO-SYSTEMS LTD.

      On February 5, 2002, Enzyme Bio-Systems Ltd. ("ENZYME") became a Material Subsidiary and Enzyme has agreed to guaranty all of the obligations, liabilities and indebtedness of the Company to the Current Noteholders.

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2.    DEFINED TERMS

      Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Note Agreement (as contemplated to be amended hereby).

3.    AMENDMENTS

      Subject to Section 6, the Existing Note Agreement is amended as provided for by this Amendment Agreement in the manner specified in Exhibit A (the "AMENDMENTS").

4.    WAIVERS

      Subject to Section 6, the Current Noteholders hereby waive certain provisions of the Existing Note Agreement as provided for by this Amendment Agreement in the manner specified in Exhibit B. The waivers are referred to herein as the "WAIVERS" and such Waivers shall not entitle the Company to any future waiver in similar or other circumstances.

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      To induce you to enter into this Amendment Agreement and to consent to the Amendments and Waivers, the Company represents and warrants as follows:

      5.1   ORGANIZATION, POWER AND AUTHORITY, ETC.

      The Company and Enzyme are each corporations duly incorporated and validly existing in good standing under the laws of Delaware and each has all requisite corporate power and authority to enter into and perform its obligations under this Amendment Agreement and the Subsidiary Guaranty to which it is a party.

      5.2   LEGAL VALIDITY

      The execution and delivery of this Amendment Agreement by the Company and the Subsidiary Guaranty by Enzyme and compliance by the Company and Enzyme with their respective obligations hereunder and thereunder: (a) are within the respective corporate powers of the Company and Enzyme; and (b) are legal and do not conflict with, result in any breach of, constitute a default under, or result in the creation of any Lien upon any Property of the Company or Enzyme under the provisions of: (i) any charter instrument or bylaw to which the Company or Enzyme is a party or by which the Company or Enzyme or any of their Property may be bound; (ii) any order, judgment, decree or ruling of any court, arbitrator or governmental authority applicable to either the Company, Enzyme or their respective Property; or (iii) any agreement or instrument to which the Company or Enzyme is a party or by which the Company or Enzyme or any of their Property may be bound or any statute or other rule or regulation of any governmental authority applicable to the Company, Enzyme or their respective Property, except where such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect.

      This Amendment Agreement has been duly authorized by all necessary action on the part of the Company, has been executed and delivered by a duly authorized officer of the Company,

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and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that enforceability may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally and subject to the availability of equitable remedies.

      The Subsidiary Guaranty has been duly authorized by all necessary action on the part of Enzyme, has been executed and delivered by a duly authorized officer of Enzyme, and constitutes a legal, valid and binding obligation of Enzyme, enforceable in accordance with its terms, except that enforceability may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally and subject to the availability of equitable remedies.

      5.3   NO DEFAULTS.

      After giving, effect to the Waivers set forth in Section 4, no event has occurred and no condition exists that, upon the execution and delivery of this Amendment Agreement, would constitute a Default or an Event of Default.

      5.4   DISSOLUTION OF FINNSUGAR STARCH ENZYMES U.S., INC.

      On December 18, 2000, Finnsugar transferred all of its assets and liabilities to the Company and dissolved.

6.    EFFECTIVENESS OF AMENDMENTS AND WAIVERS

      The Amendments and Waivers shall become effective on the date first written above when and only when

      (a) the Company and the Required Holders shall have executed and delivered this Amendment Agreement;

      (b) the Company shall have caused Enzyme to execute and deliver a Subsidiary Guaranty substantially in the form of Exhibit C hereto, accompanied by a Secretary's certificate substantially in the form of Exhibit D hereto, and an opinion of counsel to Enzyme regarding the authorization, execution and delivery of such Subsidiary Guaranty, and its enforceability, which certificate and opinion shall be satisfactory in all respects to the Required Holders; and

      (c) the Company shall have delivered to the Current Noteholders documentation evidencing the warranty and representation contained in Section
5.4 hereof. Such documentation shall be satisfactory in all respects to the Required Holders.

7.    EXPENSES

      Whether or not the Amendments and Waivers become effective, the Company will promptly (and in any event within thirty days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Amendment Agreement, including, but not limited to, the reasonable fees of your special counsel, Bingham Dana LLP, incurred in connection with the preparation, negotiation and delivery of the Amendment Agreement and any other documents

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related thereto. Nothing in this Section shall limit the Company's obligations pursuant to Section 11B of the Existing Note Agreement.

8.    MISCELLANEOUS

      8.1   PART OF EXISTING NOTE AGREEMENT, FUTURE REFERENCES, ETC.

      This Amendment Agreement shall be construed in connection with and as a part of the Existing Note Agreement and, except as expressly amended by this Amendment Agreement, all terms, conditions and covenants contained in the Existing Note Agreement are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment Agreement may refer to the Existing Note Agreement without making specific reference to this Amendment Agreement, but nevertheless all such references shall include this Amendment Agreement unless the context otherwise requires.

      8.2   COUNTERPARTS

      This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

      8.3   GOVERNING LAW

      THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN NEW YORK.

      [Remainder of page intentionally blank. Next page is signature page.]

      If you are in agreement with the foregoing, please so indicate by signing the acceptance below on the accompanying counterpart of this Amendment Agreement and returning it to the Company whereupon it will become a binding agreement among each of you and the Company.

                                        GENENCOR INTERNATIONAL, INC.


                                        BY:    /s/ Raymond J. Land
                                               ---------------------------------

                                        NAME:  Raymond J. Land
                                        TITLE: Senior Vice President and Chief
                                               Financial Officer

                       [Signature Page to Amendment No. 5]

      The foregoing Amendment Agreement is hereby accepted as of the date first above written.

                                     THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


                                     BY:    /s/ Kevin J. Kraska
                                            ---------------------------------

                                     NAME:  Kevin J. Kraska
                                     TITLE: Vice President

                       [Signature Page to Amendment No. 5]

                                        THE NORTHWESTERN MUTUAL LIFE
                                        INSURANCE COMPANY


                                        BY:    /s/ David A. Barras
                                               ---------------------------------

                                        NAME:  David A. Barras
                                        TITLE: Its Authorized Representative

                       [Signature Page to Amendment No. 5]

                                        ALLMERICA FINANCIAL LIFE INSURANCE
                                        AND ANNUITY COMPANY

                                        BY:    /s/ Michael F. Lannigan
                                               ---------------------------------

                                        NAME:  Michael F. Lannigan
                                        TITLE: Assistant Treasurer


                                        FIRST ALLMERICA FINANCIAL LIFE INSURANCE
                                        COMPANY

                                        BY:    Michael F. Lannigan
                                               ---------------------------------

                                        NAME:  Michael F. Lannigan
                                        TITLE: Assistant Treasurer


                                        THE HANOVER INSURANCE COMPANY

                                        BY:    /s/ William K. Fain
                                               ---------------------------------

                                        NAME:  William K. Fain
                                        TITLE: Assistant Vice President


                                        CITIZENS INSURANCE COMPANY OF AMERICA

                                        BY:    /s/ William K. Fain
                                               ---------------------------------

                                        NAME:  William K. Fain
                                        TITLE: Assistant Vice President


                       [Signature Page to Amendment No. 5]

                                        CONNECTICUT GENERAL LIFE INSURANCE
                                        COMPANY

                                        BY:    CIGNA INVESTMENTS, INC.

                                        BY:    /s/ Robert W. Eccles
                                               ---------------------------------
                                        NAME:  Robert W. Eccles
                                        TITLE: Managing Director


                                        CONNECTICUT GENERAL LIFE INSURANCE
                                        COMPANY ON BEHALF OF ONE OR MORE
                                        SEPARATE ACCOUNTS

                                        BY:    CIGNA INVESTMENTS, INC.

                                        BY:    /s/ Robert W. Eccles
                                               ---------------------------------
                                        NAME:  Robert W. Eccles
                                        TITLE: Managing Director


                                        LIFE INSURANCE COMPANY OF AMERICA

                                        BY:    CIGNA INVESTMENTS, INC.

                                        BY:    /s/ Robert W. Eccles
                                               ---------------------------------
                                        NAME:  Robert W. Eccles
                                        TITLE: Managing Director

                       [Signature Page to Amendment No. 5]

                                        UNITED OF OMAHA LIFE INSURANCE COMPANY

                                        BY:    /s/ Edwin H. Garrison, Jr.
                                               ---------------------------------
                                        NAME:  Edwin H. Garrison, Jr.
                                        TITLE: First Vice President


                                        COMPANION LIFE INSURANCE COMPANY

                                        BY:     /s/ Edwin H. Garrison, Jr.
                                                --------------------------------
                                        NAME:   Edwin H. Garrison, Jr.
                                        TITLE:  Authorized Signer

                                        BY:
                                                --------------------------------
                                        NAME:
                                        TITLE:

                       [Signature Page to Amendment No. 5]

                                        METROPOLITAN LIFE
                                        INSURANCE COMPANY


                                        BY:    /s/ Scott Inglis
                                               ---------------------------------
                                        NAME:  Scott Inglis
                                        TITLE: Managing Director

                       [Signature Page to Amendment No. 5]

                                        PACIFIC LIFE INSURANCE COMPANY


                                        BY:    /s/ Diane W. Dales
                                               ---------------------------------
                                        NAME:  Diane W. Dales
                                        TITLE: Assistant Vice President


                                        BY:    /s/ Peter S. Fiek
                                               ---------------------------------
                                        NAME:  Peter S. Fiek
                                        TITLE: Assistant Secretary

                       [Signature Page to Amendment No. 5]

                                        JEFFERSON PILOT FINANCIAL INSURANCE
                                        COMPANY


                                        BY:    /s/ Robert E. Whalen, II
                                               --------------------------------
                                        NAME:  Robert E. Whalen, II
                                        TITLE: Vice President

                       [Signature Page to Amendment No. 5]

                                        CUDD & CO., AS NOMINEE FOR THE CANADA
                                        LIFE ASSURANCE COMPANY

                                        BY:    /s/ Peter Coccia
                                               ---------------------------------
                                        NAME:  Peter Coccia
                                        TITLE: Partner


                                        CUDD & CO., AS NOMINEE FOR THE CANADA
                                        LIFE ASSURANCE COMPANY

                                        BY:    /s/ Peter Coccia
                                               ---------------------------------
                                        NAME:  Peter Coccia
                                        TITLE: Partner


                       [Signature Page to Amendment No. 5]

                                        THE GUARDIAN LIFE INSURANCE COMPANY
                                        OF AMERICA


                                        BY:    /s/ Ellen I. Whittaker
                                               ---------------------------------
                                        NAME:  Ellen I. Whittaker
                                        TITLE: Director


                       [Signature Page to Amendment No. 5]

                                        WOODMEN ACCIDENT AND LIFE COMPANY


                                        BY:    /s/ Victor Weber
                                               ---------------------------------
                                        NAME:  Victor Weber
                                        TITLE: Director, Securities Investments,
                                               Chief Investment Officer and
                                               Assistant Treasurer


                       [Signature Page to Amendment No. 5]

                                     ANNEX 1

                               CURRENT NOTEHOLDERS

The Prudential Insurance Company of America

The Northwestern Mutual Life Insurance Company

Allmerica Financial Life Insurance and Annuity Company

First Allmerica Financial Life Insurance Company

The Hanover Insurance Company

Citizens Insurance Company of America

Connecticut General Life Insurance Company

Connecticut General Life Insurance Company, on behalf of one or more separate accounts

Life Insurance Company of North America

United of Omaha Life Insurance Company

Companion Life Insurance Company

Metropolitan Life Insurance Company

Pacific Life Insurance Company

Jefferson Pilot Financial Insurance Company

Canada Life Assurance Company of America

Canada Life Insurance Company of America

The Guardian Life Insurance Company of America

Woodmen Accident and Life Company

                                    EXHIBIT A

                                   AMENDMENTS

(a)   AMENDMENT OF PARAGRAPH 5H(ii)

      Paragraph 5H(ii) of the Existing Note Agreement is hereby amended and restated in its entirety to read as follows:

      (ii) Subsidiary Guaranties. On or before June 1, 2002, Enzyme Bio-Systems Ltd. will execute and deliver to each of the holders of Notes a duly authorized Subsidiary Guaranty, a Secretary's Certificate substantially in the form of Exhibit D to Amendment No. 5 to Note Agreement dated April 17, 2002, and an opinion of counsel to Enzyme Bio-Systems Ltd. regarding the authorization, execution and delivery of such Subsidiary Guaranty, and its enforceability, which opinion shall be satisfactory in all respects to the Required Holders. Each Person that becomes a Material Subsidiary and is organized under the laws of the United States, any state thereof or the District of Columbia will execute and deliver to each of the holders of the Notes, within thirty (30) days after becoming a Material Subsidiary (or on the Release Date, if such date is later), a duly authorized Joinder Agreement, a Secretary's Certificate substantially in the form of Exhibit F hereto, and an opinion of counsel to such Material Subsidiary regarding the authorization, execution and delivery of such Joinder Agreement, and its enforceability, which opinion shall be satisfactory in all respects to the Required Holders. Notwithstanding the foregoing, the requirements of this paragraph 5H(ii) shall not apply to Genencor International Indiana, Inc., a Subsidiary organized under the laws of Indiana, so long as such Subsidiary is not required to enter into a guaranty under or in respect of the Revolving Credit Agreement.

(b)   AMENDMENT OF PARAGRAPH 10B

      Paragraph 10B, Definition of Subsidiary Guarantor. The definition of Subsidiary Guarantor is hereby amended and restated to read as follows:

      "Subsidiary Guarantor" means and includes, at any time, Enzyme Bio-Systems Ltd., a corporation organized under the laws of Delaware, and any other Subsidiary that is a guarantor at such time under the Subsidiary Guaranty.

                                    EXHIBIT B

                                     WAIVERS

      The Current Noteholders hereby waive any Event of Default under (i)
Section 7A(vii) of the Existing Note Agreement due solely to the Company's failure to comply with Section 5H(ii) by failing to provide an appropriate Joinder Agreement from Enzyme in accordance with the terms of Section 5H(ii) and
(ii) Section 7A(viii) due solely to the Subsidiary Guaranty of Finnsugar ceasing to be in full force and effect.

      These waivers shall be limited precisely as written, and shall not extend to any other Event of Default under any other provision of the Existing Note Agreement, as amended by this Amendment Agreement, during any other period.